Exhibit 23.4



                 Inverness Management & Advisory Services, Inc.
                              33560 Inverness Drive
                            Evergreen, Colorado 80439

                                                        Telephone (303) 674-3606
                                                              Fax (303) 674-3615



June 29, 2004



Mr. Steve Hollis
President
Double Eagle Petroleum Company, Inc.
777 Overland Trail
Casper, Wyoming

Dear Mr. Hollis:

     We hereby consent to the reference to our firm and to our annual reserve reports for Double Eagle Petroleum Company for the time period from August 31, 1999 through August 31, 2002 as audited by Ryder Scott Company and Netherland, Sewell & Associates, Inc., as incorporated by reference into the Form S-3 Registration Statement of Double Eagle Petroleum Company to be filed with the Securities and Exchange Commission on or about June 30, 2004.

                                                 Sincerely,

                                                 /s/ J. Stephen Mercer
                                                 -------------------------------
                                                     J. Stephen Mercer
                                                     President